Calculation of Filing Fee Tables
S-8
Phoenix Education Partners, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,787,797	$ 29.75	$ 53,186,960.75	0.0001381	$ 7,345.12
2	Equity	Common Stock, par value $0.01 per share	Other	406,323	$ 29.75	$ 12,088,109.25	0.0001381	$ 1,669.37
Total Offering Amounts:						$ 65,275,070.00		$ 9,014.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,014.49
Offering Note
[1]	1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the registration statement on Form S-8 to which this exhibit relates (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.01 per share (the "common stock"), of Phoenix Education Partners, Inc. (the "Company") that become issuable by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of common stock. Represents an automatic annual increase on January 1, 2026 equal to 5% of the total number of shares of common stock outstanding on the immediately preceding December 31, or a lesser number of shares determined by the Company's board of directors, which annual increase is provided for in the Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on February 20, 2026, which date is within five business days prior to the date of filing of this Registration Statement.

[2]	2) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of common stock. Represents an automatic annual increase on January 1, 2026 equal to the lesser of (a) 1% of the total number of shares of common stock outstanding on the immediately preceding December 31, (b) 406,323 or (c) such smaller number of shares as is determined by the Company's board of directors, which annual increase is provided for in the Phoenix Education Partners, Inc. Employee Stock Purchase Plan. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on February 20, 2026, which date is within five business days prior to the date of filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A